The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                            Subject to completion, Pricing Supplement dated January 11, 2006

PROSPECTUS Dated November 14, 2005                                            Pricing Supplement No. 36 to
PROSPECTUS SUPPLEMENT                                                Registration Statement No. 333-129243
Dated November 14, 2005                                                            Dated            , 2006
                                                                                            Rule 424(b)(2)
                                                        $
                                                     Morgan Stanley

                                           GLOBAL MEDIUM-TERM NOTES, SERIES F
                                                      Senior Notes
                                                  --------------------

                                        Commodity-Linked Capital-Protected Notes
                                                  due January 27, 2009
                                Based on the Performance of a Basket of Four Commodities

Unlike ordinary debt securities, the notes do not pay interest. Instead, the notes will pay at maturity the principal amount of $1,000 plus a supplemental redemption amount, if any, based on the performance of a weighted basket of four physical commodities composed of aluminum, copper, IPE Brent blend crude oil and zinc, each of which we refer to as a basket commodity, and collectively as the basket commodities, as determined on six specified determination dates. In no event, however, will the payment at maturity be less than the principal amount of $1,000.

o    After the pricing of the notes, we may increase the principal amount prior to the original issue date but are not required to do so.

o    The principal amount and issue price of each note is $1,000.

o    We will not pay interest on the notes.

o    At maturity, you will receive the principal amount of $1,000 per note plus a supplemental redemption amount, if any, based on the performance of a weighted basket of commodities. The supplemental redemption amount will equal
     (i) $1,000 times (ii) the basket performance factor times (iii) 125%, which we refer to as the participation rate.

o    The basket performance factor will equal the sum of (i) the aluminum performance value, (ii) the copper performance value, (iii) the IPE Brent blend crude oil performance value and (iv) the zinc performance value, each as measured over six specified determination dates and determined on the final determination date.

     o    The performance value for each basket commodity will equal (i) the percentage change in the final average price from the initial strike price for such basket commodity times (ii) the basket weighting for such basket commodity, as set forth in this pricing supplement.

          >    The initial strike price for each basket commodity will equal the per unit closing bid price of such basket commodity as displayed on the relevant Reuters page on the day we price the notes for initial sale to the public.

          >    The final average price for each basket commodity will equal the arithmetic average of such basket commodity's per unit closing bid prices as displayed on the relevant Reuters page on August 15, 2008,
               September 15, 2008, October 15, 2008, November 15, 2008, December 15, 2008 and January 15, 2009, which we refer to as the determination dates.

o    If the basket performance factor is less than or equal to zero, you will receive only the principal amount of
     $1,000 and will not receive any supplemental redemption amount.

o    Investing in the notes is not equivalent to investing in the basket commodities.

o    The notes will not be listed on any securities exchange.

o    The CUSIP number for the notes is 61746SBY4.

You should read the more detailed description of the notes in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Notes."

The notes involve risks not associated with an investment in conventional debt securities. See "Risk Factors" beginning on PS-8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                                                  --------------------
                                                       PRICE 100%
                                                  --------------------

                                                                  Price to       Agent's         Proceeds to
                                                                   Public     Commissions(1)       Company
                                                            --------------- ------------------- --------------
Per note.................................................             %               %               %
Total....................................................             $               $               $

(1)  For additional information, see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                                     MORGAN STANLEY

========================================================================================================================

     For a description of certain restrictions on offers, sales and deliveries of the notes and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the notes, see the section of this pricing supplement called "Description of Notes--Supplemental Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The notes may not be offered or sold to the public in Brazil. Accordingly, the offering of the notes has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to such offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has
not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong
(except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The notes have not been registered with the National Registry of Securities maintained by the Mexican National
Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the notes to the public in Singapore.

                                                          PS-2

========================================================================================================================

                                              SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The notes offered are medium-term debt securities of Morgan Stanley. The return on the notes is linked to the performance of a weighted basket of four commodities composed of aluminum, copper, IPE Brent blend crude oil and zinc.
These notes combine features of a debt investment and a commodity investment by offering at maturity 100% principal protection of the issue price with the opportunity to participate in the upside potential of the underlying basket commodities. The notes have been designed for investors who are willing to forgo market floating interest rates on the notes in exchange for a supplemental amount based on the percentage increase, if any, of the final average prices of each of the basket commodities, weighted within the basket, from the initial prices of the basket commodities.

Each note costs $1,000           We, Morgan Stanley, are offering you Commodity-Linked Capital-Protected Notes due
                                 January 27, 2009, Based on the Performance of a Basket of Four Commodities, which we refer to as the notes.  The principal amount and issue price of each note is $1,000.

                                 The original issue price of the notes includes the agent's commissions paid with respect to the notes and the cost of hedging our obligations under the notes.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.
                                 The fact that the original issue price of the notes reflects these commissions and hedging costs is expected to adversely affect the secondary market prices of the notes.  See "Risk Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of Notes--Use of Proceeds and Hedging."

The basket                       We have designed the notes to provide investors with exposure to a group of commodities whose performance has historically been highly correlated to global industrial economic activity.  The following table sets forth the basket commodities, the initial strike price for each basket commodity, the Reuters Page for each basket commodity and the expected weighting of each basket commodity in the total basket value:

                                                                                                      Percentage
                                                                       Initial Strike    Reuters        Weight
                                      Basket Commodity                     Price          Page     of Basket Value
                        -------------------------------------------- ----------------- ---------- -----------------
                        High-Grade Primary Aluminum ("aluminum")                          MTLE          34.82%
                        Copper-Grade A ("copper")                                         MTLE          31.06%
                        IPE Brent Blend Crude Oil ("IPE Brent blend
                           crude oil")                                                    LCOc1         20.00%
                        Special High-Grade Zinc ("zinc")                                  MTLE          14.12%

Payment at maturity              Unlike ordinary debt securities, the notes do not pay interest. Instead, at maturity, for each note that you hold, you will receive the principal amount of $1,000 plus a supplemental redemption amount, if any, based on the performance of the weighted basket of commodities. The supplemental redemption amount will equal (i) $1,000 times (ii) the basket performance factor times (iii) 125%, which we refer to as the participation rate, provided that the supplemental redemption amount will not be less than zero. The basket performance factor will equal the sum of the basket performance values, whether positive or negative, for each basket commodity. The performance value for each basket commodity will equal the percentage change, whether positive or negative, in the final average price for such commodity, over its respective initial strike price times the basket weighting for such basket commodity. The initial strike price for each basket commodity will be determined on the day we price the notes for initial sale to the public. The final average price for each basket commodity will equal the arithmetic average of the per unit closing bid price for such basket commodity on each of the six specified determination dates. If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day with respect to any basket commodity, the maturity date of the notes will be postponed until the second scheduled trading day following the latest final determination date with respect to any basket commodity so postponed.

                                                          PS-3

========================================================================================================================

                                                            100% Principal Protection

                                 At maturity, we will pay you at least $1,000 plus the supplemental redemption amount, if any.
                                                       The Supplemental Redemption Amount
                                          Linked to the Performance of the Basket of Four Commodities

                                 The supplemental redemption amount will be calculated as follows:

                    supplemental redemption amount  =   $1,000 x  (basket performance factor   x   participation rate)

                   where:

                      basket performance factor     =   the sum of (i) the aluminum performance value, (ii) the copper performance value, (iii) the IPE Brent blend crude oil
                                                        performance value and (iv) the zinc performance value, each as determined over the six determination dates and calculated on the final determination date;

                            determination dates     =   August 15, 2008, September 15, 2008, October 15, 2008,
                                                        November 15, 2008, December 15, 2008 and January 15, 2009, in
                                                        each case subject to adjustment in the event of a non-trading day or certain market disruption events; and

                               participation rate   =   125%

                   and where:
                                                  Commodity Performance Value
                         ------------------------------------------------------------------------------
                                                                                                            Expected
                                                                                                             Basket
                                                                                                            Weighting
                                                                                                           ------------

                                final average aluminum price - initial aluminum strike price
aluminum            =           ------------------------------------------------------------           x       .3482
performance value                              initial aluminum strike price

                                  final average copper price - initial copper strike price
copper              =            --------------------------------------------------------              x       .3106
performance value                               initial copper strike price

IPE Brent blend     =             final average IPE Brent blend - initial IPE Brent blend crude
crude oil                                 crude oil price               oil strike price
performance value                ---------------------------------------------------------------       x       .2000
                                            initial IPE Brent blend crude oil strike price

zinc performance    =              final average zinc price - initial zinc strike price
value                              ----------------------------------------------------                x       .1412
                                                initial zinc strike price

                                 Because the basket is more heavily weighted toward specific commodities, negative or insufficient performance values by certain commodities could wholly offset positive performance values by other commodities. If the basket performance factor, which is the sum of all the basket commodities' individual performance values, is equal to or less than zero, the supplemental redemption amount will be zero. In that case, you will receive at maturity only the principal amount of $1,000 for each note that you hold and will not receive any supplemental redemption amount. On PS-6, we have provided examples of hypothetical payouts on the notes. You can review a table of the historical per unit closing prices of each of the basket commodities for each calendar quarter in the period from January 1, 2001 through January 9, 2006 and related graphs and a graph of the historical performance of the basket performance factor for the period from January
                                 1, 2001 through January 9, 2006 (assuming that each of the basket commodities is

                                                          PS-4

========================================================================================================================

                                 weighted in the basket as described above) in this pricing supplement under
                                 "Description of Notes--Historical Information" and "--Historical Graph." You cannot predict the future performance of the basket commodities based on their historical performance.

You may revoke your offer to     We are using this pricing supplement to solicit from you an offer to purchase the notes.
purchase the notes prior to      You may revoke your offer to purchase the notes at any time prior to the time at which we
our acceptance                   accept such offer by notifying the relevant agent.  We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance.  In the event of any material changes to the terms of the notes, we will notify you.

MS & Co. will be the             We have appointed our affiliate, Morgan Stanley & Co. Incorporated, which we refer to as
calculation agent                MS & Co., to act as calculation agent for JPMorgan Chase Bank, N.A. (formerly known as
                                 JPMorgan Chase Bank), the trustee for our senior notes.  As calculation agent, MS & Co.
                                 will determine the initial strike price for each basket commodity, the final average price for each basket commodity, the basket commodities' performance values, the basket performance factor, and calculate the supplemental redemption amount, if any, you will receive at maturity.

The notes will be treated as     The notes will be treated as "contingent payment debt instruments" for U.S. federal income
contingent payment debt          tax purposes, as described in the section of this pricing supplement called "Description
instruments for U.S. federal     of Notes--United States Federal Income Taxation."  Under this treatment, if you are a U.S.
income tax purposes              taxable investor, you will generally be subject to annual income tax based on the comparable yield (as defined in this pricing supplement) of the notes even though you will not receive any stated interest payments on the notes.  In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income.  Please read carefully the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation" and the
                                 sections called "United States Federal Taxation--Notes--Notes Linked to Commodity Prices,
                                 Single Securities, Baskets of Securities or Indices" and "United States Federal
                                 Taxation--Backup Withholding" in the accompanying prospectus supplement.

                                 If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation--Non-U.S. Holders."

                                 You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Where you can find more          The notes are senior notes issued as part of our Series F medium-term note program.  You
information on the notes         can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated November 14, 2005.  We describe the basic features of this type of note in the sections of the prospectus supplement called
                                 "Description of Notes--Floating Rate Notes" and "--Notes Linked to Commodity Prices, Single
                                 Securities, Baskets of Securities or Indices."

                                 Because this is a summary, it does not contain all the information that may be important to you.  For a detailed description of the terms of the notes, you should read the
                                 "Description of Notes" section in this pricing supplement.  You should also read about some of the risks involved in investing in notes in the section called "Risk Factors."
                                 The tax treatment of investments in commodity-linked notes such as these differs from that of investments in ordinary debt securities.  See the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the notes.

How to reach us                  You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                                                          PS-5

========================================================================================================================

                                            HYPOTHETICAL PAYOUTS ON THE NOTES

     At maturity, if the basket performance factor is greater than zero, for each $1,000 principal amount of notes that you hold, you will receive a supplemental redemption amount in addition to the principal amount of $1,000. The supplemental redemption amount will be calculated on the final determination date and is equal to (i) $1,000 times (ii)
the basket performance factor times (iii) the participation rate.

     Presented below are hypothetical examples showing how the payout on the notes, including the supplemental redemption amount, is calculated.

Example 1:
----------

All the commodity performance values are positive.

     Participation Rate:     125%

                                      Hypothetical
                                   Percentage Weight      Hypothetical         Hypothetical
                                   of Commodities in     Initial Strike       Final Average         Commodity
             Commodity                 the Basket             Price               Price         Performance Values
-------------------------------- --------------------- ------------------ ------------------- ---------------------
High-Grade Primary Aluminum              34.82%             2,320.00             2,552.00             3.482%
Copper-Grade A                           31.06%             4,689.00             5,157.90             3.106%
IPE Brent Blend Crude Oil                20.00%                62.01                68.21             2.000%
Special High-Grade Zinc                  14.12%             1,980.00             2,178.00             1.412%
                                                                                              ---------------------
                                                                                                       10%

     The final average price of each basket commodity in the above example is 10% higher than its initial strike price and, accordingly, the basket performance factor is 10%. The Supplemental Redemption Amount is calculated as follows:

Supplemental Redemption Amount per note                =     $1,000     x      10%       x      125%    =      $125

     Therefore, in the hypothetical example above, the total payment at maturity per note will equal $1,125, which is the sum of the principal amount of $1,000 and a supplemental redemption amount of $125.

Example 2:
----------

Some commodity performances are positive, while others are negative.

     Participation Rate:     125%

                                      Hypothetical
                                   Percentage Weight      Hypothetical         Hypothetical
                                   of Commodities in     Initial Strike       Final Average         Commodity
             Commodity                 the Basket             Price               Price         Performance Values
------------------------------- ---------------------- ------------------ ------------------ ------------------------
High-Grade Primary Aluminum              34.82%            2,320.00             2,552.00              3.482%
Copper-Grade A                           31.06%            4,689.00             4,220.10             -3.106%
IPE Brent Blend Crude Oil                20.00%               62.01                55.81             -2.000%
Special High-Grade Zinc                  14.12%            1,980.00             2,178.00              1.412%
                                                                                             ------------------------
                                                                                                      -2.12%

Supplemental Redemption Amount per note          =   $1,000   x   -2.12% (less than zero)   x    125%     =      $0

                                                          PS-6

     In the above example, the final average prices of two of the basket commodities--aluminum and zinc (with a combined weighting of 48.94% of the basket)--are each 10% higher than their respective initial strike prices, but the final average prices of the two other basket commodities--copper and IPE Brent blend crude oil (with a combined weighting of
51.06%)--are each 10% lower than the initial strike prices for those basket commodities. Accordingly, although two of the basket commodities have positive performance values and two have negative performance values as of the final determination date, the basket performance factor is less than zero due in part to the weighting of the commodities within the basket. Therefore, there will be no supplemental redemption amount and the total payment at maturity per note will equal the $1,000 principal amount.

     You can review a table of the historical per unit closing prices of each of the basket commodities for each calendar quarter in the period from January 1, 2001 through January 9, 2006 and related graphs and a graph of the historical performance of the basket performance factor for the period from January 1, 2001 through January 9, 2006
(assuming that each of the basket commodities is weighted in the basket as described above) in this pricing supplement under "Description of Notes--Historical Information" and "--Historical Graph."

                                                          PS-7

========================================================================================================================

                                                      RISK FACTORS

     The notes are not secured debt and investing in the notes is not equivalent to investing directly in the basket commodities. This section describes the most significant risks relating to the notes. You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

Unlike ordinary senior notes,    The terms of the notes differ from those of ordinary debt securities in that we
the notes do not pay interest    will not pay interest on the notes.  Because of the variable nature of the supplemental redemption amount due at maturity, which may equal zero, the return on your investment in the notes (the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security.  The return of only the principal amount at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time.  The notes have been designed for investors who are willing to forgo market floating interest rates on the notes in exchange for a supplemental amount based on the performance of a basket of commodities.

The notes may not pay more       If the basket performance factor is zero or less, you will receive only the
than the principal amount at     principal amount of $1,000 for each note you hold at maturity.
maturity

The notes will not be listed     The notes will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the notes.  MS & Co. currently intends to act as a market maker for the notes but is not required to do so.  Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the notes easily.  Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS &
                                 Co. is willing to transact.  If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the notes.

Market price of the notes will   Several factors, some of which are beyond our control, will influence the value of
be influenced by many            the notes in the secondary market and the price at which MS & Co. may be willing to
unpredictable factors            purchase or sell the notes in the secondary market, including:

                                 o    the price of each of the basket commodities at any time and, in particular, on the specified determination dates

                                 o    the volatility (frequency and magnitude of changes in value) of the basket commodities

                                 o    trends of supply and demand for each of the basket commodities at any time

                                 o    interest and yield rates in the market

                                 o    geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the basket commodities or commodities markets generally and that may affect the final average prices

                                 o    the time remaining to the maturity of the notes

                                 o    our creditworthiness

                                 Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity.  For example, you may have to sell your notes at a substantial discount from the principal amount if at the time of sale or on earlier determination dates the prices for certain or all of the commodities in the basket are at, below or not sufficiently above their respective initial strike prices or if market interest rates rise.

                                                          PS-8

========================================================================================================================

                                 You cannot predict the future performance of the basket commodities based on their historical performance.  We cannot guarantee that the basket performance factor will be positive so that you will receive at maturity an amount in excess of the principal amount of the notes.

The inclusion of commissions     Assuming no change in market conditions or any other relevant factors, the price,
and projected profit from        if any, at which MS & Co. is willing to purchase notes in secondary market
hedging in the original issue    transactions will likely be lower than the original issue price, since the original
price is likely to adversely     issue price included, and secondary market prices are likely to exclude,
affect secondary market prices   commissions paid with respect to the notes, as well as the projected profit included in the cost of hedging our obligations under the notes.  In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Prices for the basket            Prices for the commodities are affected by a variety of factors, including changes
commodities may change           in supply and demand relationships, governmental programs and policies, national
unpredictably and affect the     and international political and economic events, changes in interest and exchange
value of the notes in            rates,  trading activities in commodities and related contracts, weather, and
unforeseeable ways               agricultural, trade fiscal, monetary and exchange control policies.  The price volatility of each basket commodity also affects the value of the forwards and forward contracts related to that basket commodity and therefore its price at any such time.  These factors may affect the prices for the basket commodities and the value of your notes in varying ways and may cause the prices of the commodities to move in inconsistent directions and at inconsistent rates.

Specific commodities prices      High-Grade Primary Aluminum
are volatile and are affected
by numerous factors specific     The price of aluminum is primarily affected by the global demand for and supply of
to each market                   aluminum, but is also influenced significantly from time to time by speculative actions and by currency exchange rates.  Demand for aluminum is significantly influenced by the level of global industrial economic activity. Industrial sectors which are particularly important to demand for aluminum include the automobile, packaging and construction sectors. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for aluminum in various applications.
                                 Their availability and price will also affect demand for aluminum.  The supply of aluminum is widely spread around the world, and the principal factor dictating the smelting of such aluminum is the ready availability of inexpensive power. The supply of aluminum is also affected by current and previous price levels, which will influence investment decisions in new smelters. Other factors influencing supply include droughts, transportation problems and shortages of power and raw materials.

                                 Copper-Grade A

                                 The price of copper is primarily affected by the global demand for and supply of copper, but is also influenced significantly from time to time by speculative actions and by currency exchange rates.  Demand for copper is significantly influenced by the level of global industrial economic activity. Industrial sectors which are particularly important to demand for copper include the electrical and construction sectors. In recent years demand has been supported by strong consumption from newly industrializing countries due to their copper-intensive economic growth and infrastructure development. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for copper in various applications. Their availability and price will also affect demand for copper.
                                 Apart from the United States, Canada and Australia, the majority of copper concentrate supply (the raw material) comes from outside the Organization for
                                 Economic Cooperation and Development countries.  In previous years, copper supply has been affected by strikes, financial problems and terrorist activity.

                                                          PS-9

========================================================================================================================

                                 IPE Brent Blend Crude Oil

                                 The price of IPE Brent blend crude oil futures is primarily affected by the global demand for and supply of crude oil, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of crude oil. Crude oil's end-use as a refined product is often as transport fuel, industrial fuel and in-home heating fuel. Potential for substitution in most areas exists, although considerations including relative cost often limit substitution levels. Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions. Demand is also influenced by government regulations, such as environmental or consumption policies. In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil producing regions of the world. Such events tend to affect oil prices worldwide, regardless of the location of the event.  Supply for crude oil may increase or decrease depending on many factors. These include production decisions by the Organization of Oil and Petroleum Exporting Countries
                                 and other crude oil producers. In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities.

                                 Special High-Grade Zinc

                                 The price of zinc is primarily affected by the global demand for and supply of zinc, but is also influenced significantly from time to time by speculative actions and by currency exchange rates.  Demand for zinc is significantly influenced by the level of global industrial economic activity. The galvanized steel industrial sector is particularly important to demand for zinc given that the use of zinc in the manufacture of galvanized steel accounts for a significant percentage of world-wide zinc demand. The galvanized steel sector is in turn heavily dependent on the automobile and construction sectors. Growth in the production of galvanized steel will drive zinc demand. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels.  The supply of zinc concentrate (the raw material) is dominated by Australia, North America and Latin America. The supply of zinc is also affected by current and previous price levels, which will influence investment decisions in new mines and smelters. Low prices for zinc in the early 1990s tended to discourage such investments.

                                 A decrease in the price of any of the basket commodities may have a material adverse effect on the value of the notes and the return on an investment in the notes.

Risks associated with a          The basket commodities are concentrated in two sectors: metals and energy. An
concentrated investment in       investment in the notes may therefore bear risks similar to a concentrated
physical commodities could       securities investment in a limited number of industries or sectors.
adversely affect the value of
the notes

Changes in the value of one or   Price movements in the basket commodities may not correlate with each other.  At a
more of the basket commodities   time when the price of one or more of the basket commodities increases, the price
may offset each other            of one or more of the other basket commodities may increase to a lesser extent or may even decline.  Therefore, in calculating the basket performance factor, increases in the value of one or more of the basket commodities may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket commodities. In

                                                         PS-10

========================================================================================================================

                                 addition, the basket is not equally weighted among the basket commodities.
                                 Significant decreases in the prices of a more heavily weighted commodity could moderate or wholly offset increases in the prices of the less heavily weighted commodities.

                                 You can review a table of the historical per unit closing prices of each of the basket commodities for each calendar quarter in the period from January 1, 2001 through January 9, 2006 and related graphs and a graph of the historical performance of the basket performance factor for the period from January 1, 2001 through January 9, 2006 (assuming that each of the basket commodities is weighted in the basket as described above) in this pricing supplement under "Description of
                                 Notes--Historical Information" and "--Historical Graph."  You cannot predict the future performance of any of the basket commodities or of the basket as a whole, or whether increases in the prices of any of the basket commodities will be offset by decreases in the prices of other basket commodities, based on their historical performance.  In addition, there can be no assurance that the final average prices of any of the basket commodities will be higher than their initial strike prices, or that the sum of the performance values of the basket commodities will be positive.  If the basket performance factor is zero or less, you will receive at maturity only the principal amount of the notes you hold.

Changes in correlation among     Correlation is the extent to which the strike prices of the basket commodities
the prices of the basket         included in the basket increase or decrease in the same proportion at the same
commodities may affect the       time. To the extent that correlation among the basket commodities changes, the
value of the notes               value of the notes may be adversely affected.

Suspension or disruptions of     The commodities markets are subject to temporary distortions or other disruptions
market trading in the basket     due to various factors, including the lack of liquidity in the markets, the
commodities and related          participation of speculators and government regulation and intervention. These
futures markets may adversely    circumstances could adversely affect the prices of the basket commodities and,
affect the value of the notes    therefore, the value of the notes.

Investing in the notes is not    Because the basket performance factor is based on the average of the prices of the
equivalent to investing in the   basket commodities on six determination dates over the final six months of the
basket commodities               notes, it is possible for the final average price of any of the basket commodities to be lower than the initial strike price of such basket commodity even if the price of the basket commodity on the final determination date is higher than the initial strike price for such commodity. A decrease in the price of a basket commodity on any one determination date could more than offset any increases in the price of such basket commodity on any other determination dates.

There are risks relating to      The closing prices of three of the four basket commodities--copper, aluminum and
trading of basket commodities    zinc--will be determined by reference to the per unit U.S. dollar cash bid prices of
on the London Metal Exchange     contracts traded on the London Metal Exchange, which we refer to as the LME.  The
                                 LME is a principals' market which operates in a manner more closely analogous to the over-the-counter physical commodity markets than regulated futures markets. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts.  In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract and for monthly delivery in any of the next 16 to 24 months (depending on the commodity) following such third month, in contrast to trading on futures exchanges, which call for delivery in stated delivery months.  As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates.  If such aberrations occur on any of the determination

                                                         PS-11

========================================================================================================================

                                 dates, the per unit U.S. dollar cash bid prices used to determine the closing price of copper, aluminum and zinc, and consequently the supplemental redemption amount, could be adversely affected.

The economic interests of the    The economic interests of the calculation agent and other of our affiliates are
calculation agent and other of   potentially adverse to your interests as an investor in the notes.
our affiliates are potentially
adverse to your interests        As calculation agent, MS & Co. will determine the initial strike price for each basket commodity, the final average price for each basket commodity, the basket commodities' performance values, the basket performance factor, and calculate the supplemental redemption amount, if any, you will receive at maturity.
                                 Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the calculation of any price in the event of a discontinuance of reporting of  a basket commodity, may affect the payout to you at maturity.  See the sections of this pricing supplement called "Description of Notes--Market Disruption Event" and
                                 "--Fallback Determination; Alteration of Method of Calculation."

                                 The original issue price of the notes includes the agent's commissions and certain costs of hedging our obligations under the notes.  The subsidiaries through which we hedge our obligations under the notes expect to make a profit.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading activity     MS & Co. and other affiliates of ours will carry out hedging activities related to
by the calculation agent and     the notes (and possibly to other instruments linked to the basket commodities),
its affiliates could             including trading in futures and options contracts on the basket commodities as
potentially adversely affect     well as in other instruments related to the basket commodities.  MS & Co. and some
the prices of the basket         of our other subsidiaries also trade the basket commodities and other financial
commodities                      instruments related to the basket commodities on a regular basis as part of their general broker-dealer, proprietary trading and other businesses.  Any of these hedging or trading activities on or prior to the day we price the notes for initial sale to the public could potentially increase the initial strike prices for the basket commodities and, as a result, could increase the prices at which the basket commodities must close on the determination dates before you receive a payment at maturity that exceeds the principal amount on the notes.  Additionally, such hedging or trading activities on or before any day prior to the original issue date on which we increase the aggregate principal amount of the notes, or during the term of the notes, could potentially affect the prices of the basket commodities, including the prices on the determination dates, and, accordingly, the amount of cash you will receive upon a sale of the notes or at maturity.

The notes will be treated as     You should also consider the tax consequences of investing in the notes.  The notes
contingent payment debt          will be treated as "contingent payment debt instruments" for U.S. federal income
instruments for U.S. federal     tax purposes, as described in the section of this pricing supplement called
income tax purposes              "Description of Notes--United States Federal Income Taxation."  Under this treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the comparable yield (as defined in this pricing supplement) of the notes even though you will not receive any stated interest payments on the notes.  In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income.  Please read carefully the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation" and the
                                 sections called "United States Federal Taxation--Notes--Notes Linked to Commodity
                                 Prices, Single Securities, Baskets of Securities or Indices" and "United States
                                 Federal Taxation--Backup Withholding" in the accompanying prospectus supplement.

                                                         PS-12

========================================================================================================================

                                 If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of Notes--United States Federal Income
                                 Taxation--Non-U.S. Holders."

                                 You are urged to consult your own tax advisor regarding all aspects of the U.S.
                                 federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                         PS-13

========================================================================================================================

                                                  DESCRIPTION OF NOTES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term
"Notes" refers to each $1,000 principal amount of any of our Commodity-Linked Capital-Protected Notes Due January 27,
2009, Based on the Performance of a Basket of Four Commodities. In this pricing supplement, the terms "we," "us" and
"our" refer to Morgan Stanley.

Aggregate Principal Amount....................    $

Original Issue Date (Settlement Date )........    January 27, 2006

Maturity Date.................................    January 27, 2009, subject to extension in accordance with the following paragraph in the event of a continuing Market Disruption
                                                  Event with respect to the final Determination Date for calculating the
                                                  Final Average Price for any Basket Commodity.

                                                  If, due to a Market Disruption Event or otherwise, the final
                                                  Determination Date with respect to any Basket Commodity is postponed so that it falls less than two scheduled Trading Days prior to the scheduled Maturity Date, the Maturity Date will be the second scheduled Trading Day following the latest final Determination Date with respect to any Basket Commodity so postponed. See
                                                  "--Determination Dates" below.

Interest Rate.................................    None

Specified Currency............................    U.S. dollars

CUSIP Number..................................    61746SBY4

Minimum Denominations.........................    $1,000

Issue Price...................................    $1,000 (100%)

Basket........................................    The following table sets forth the Basket Commodities, the Reuters
                                                  Page for each Basket Commodity and the expected Basket Weighting of each Basket Commodity in the Basket:

                                     Basket Commodity                            Reuters Page   Basket Weighting
                      --------------------------------------------           ----------------- ------------------
                      High-Grade Primary Aluminum ("Aluminum")                       MTLE            34.82%
                      Copper-Grade A ("Copper")                                      MTLE            31.06%
                      IPE Brent Blend Crude Oil (IPE Brent Blend Crude Oil")         LCOc1           20.00%
                      Special High-Grade Zinc ("Zinc")                               MTLE            14.12%

Maturity Redemption Amount....................    At maturity, upon delivery of the Notes to the Trustee, we will pay with respect to the $1,000 principal amount of each Note an amount in cash equal to $1,000 plus the Supplemental Redemption Amount, if any, as determined by the Calculation Agent.

                                                  We shall, or shall cause the Calculation Agent to (i) provide written notice to the Trustee and to The Depository Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the $1,000 principal amount of each Note, on or prior to 10:30 a.m. on the Trading Day preceding the Maturity Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business
                                                  Day preceding the

                                                         PS-14

========================================================================================================================

                                                  Maturity Date), and (ii) deliver the aggregate cash amount due with respect to the Notes to the Trustee for delivery to DTC, as holder of the Notes, on the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book-Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

Supplemental Redemption Amount................    The Supplemental Redemption Amount will equal (i) $1,000 times (ii)
                                                  the Basket Performance Factor times (iii) the Participation Rate;
                                                  provided that the Supplemental Redemption Amount will not be less than zero. The Calculation Agent will calculate the Supplemental Redemption
                                                  Amount on the final Determination Date.

Basket Performance Factor.....................    The Basket Performance Factor is a percentage that is the sum of the performance values for each of the Basket Commodities. The Basket
                                                  Performance Factor is described by the following formula:

                                                                     Aluminum Performance Value
                                                                                 +
                                                                      Copper Performance Value
                                                                                 +
                                                            IPE Brent Blend Crude Oil Performance Value
                                                                                 +
                                                                       Zinc Performance Value

                                                  In certain circumstances, the Basket Performance Factor will be based on an alternate calculation of the Final Average Price for a Basket
                                                  Commodity, as described under "--Fallback Reference Dealer
                                                  Determination."

Participation Rate............................    125%

Aluminum Performance Value....................    The Aluminum Performance Value is (i) a fraction, the numerator of which will be the Final Average Aluminum Price minus the Initial
                                                  Aluminum Strike Price and the denominator of which will be the Initial
                                                  Aluminum Strike Price, times (ii) the Aluminum Basket Weighting. The
                                                  Aluminum Performance Value is described by the following formula, and will be determined on the final Determination Date:

                                                 (Final Average Aluminum Price - Initial Aluminum Strike Price)
                                                 --------------------------------------------------------------  x   .3482
                                                                Initial Aluminum Strike Price

Initial Aluminum Strike Price.................              , the official closing cash bid price per metric ton of
                                                  High-Grade Primary Aluminum on the Relevant Exchange, stated in U.S.
                                                  dollars, as displayed on Reuters Page MTLE under the heading "LME
                                                  Daily Official Prices" on the day we price the Notes for initial sale to the public.

Final Average Aluminum Price..................    The arithmetic average of the official closing cash bid prices per metric ton of High-Grade Primary Aluminum on the Relevant Exchange,
                                                  stated in U.S. dollars, as displayed on Reuters Page

                                                         PS-15

========================================================================================================================

                                                  MTLE under the heading "LME Daily Official Prices" on each of the six
                                                  Determination Dates, as calculated by the Calculation Agent on the final Determination Date.

Copper Performance Value......................    The Copper Performance Value is (i) a fraction, the numerator of which will be the Final Average Copper Price minus the Initial Copper Strike
                                                  Price and the denominator of which will be the Initial Copper Strike
                                                  Price, times (ii) the Copper Basket Weighting. The Copper Performance
                                                  Value is described by the following formula, and will be determined on the final Determination Date:

                                                   (Final Average Copper Price - Initial Copper Strike Price)
                                                    ---------------------------------------------------------    x  .3106
                                                                  Initial Copper Strike Price

Initial Copper Strike Price...................              , the official  closing cash bid price per metric ton of
                                                  Copper-Grade A on the Relevant Exchange, stated in U.S. dollars, as displayed on Reuters Page MTLE under the heading "LME Daily Official
                                                  Prices" on the day we price the Notes for initial sale to the public.

Final Average Copper Price....................    The arithmetic average of the official closing cash bid prices per metric ton of Copper-Grade A on the Relevant Exchange, stated in U.S.
                                                  dollars, as displayed on Reuters Page MTLE under the heading "LME
                                                  Daily Official Prices" on each of the six Determination Dates, as calculated by the Calculation Agent on the final Determination Date.

IPE Brent Blend Crude Oil
  Performance Value...........................    The IPE Brent Blend Crude Oil Performance Value is (i) a fraction, the numerator of which will be the Final Average IPE Brent Blend Crude Oil
                                                  Price minus the Initial IPE Brent Blend Crude Oil Strike Price and the
                                                  denominator of which will be the Initial IPE Brent Blend Crude Oil
                                                  Price, times (ii) the IPE Brent Blend Crude Oil Basket Weighting. The
                                                  IPE Brent Blend Crude Oil Performance value is described by the following formula, and will be determined on the final Determination
                                                  Date:

                        (Final Average IPE Brent Blend Crude Oil Price - Initial IPE Brent Blend Crude Oil Strike Price)
                        -----------------------------------------------------------------------------------------------   x  .2000
                                                Initial IPE Brent Blend Crude Oil Strike Price

Initial IPE Brent Blend Crude Oil
  Strike Price................................              , the  closing  bid price per  barrel of IPE Brent  Blend
                                                  Crude Oil on the Relevant Exchange of the front month futures contract
                                                  (or, in the case of the last trading day of the front run contract, the second contract), stated in U.S. dollars, as displayed on Reuters
                                                  Page LCOc1 under the heading "Brent Crude IPE" on the day we price the
                                                  Notes for initial sale to the public.

Final Average IPE Brent Blend Crude Oil
  Price.......................................    The arithmetic average of the closing bid prices per barrel of IPE
                                                  Brent Blend Crude Oil on the Relevant Exchange of the front month futures contract (or, in the case of the last trading day of the front run contract, the second contract), stated in U.S. dollars,

                                                         PS-16

========================================================================================================================

                                                  as displayed on Reuters Page LCOc1 under the heading "Brent Crude IPE"
                                                  on each of the six Determination Dates, as calculated by the
                                                  Calculation Agent on the final Determination Date.

Zinc Performance Value........................    The Zinc Performance Value is (i) a fraction, the numerator of which will be the Final Average Zinc Price minus the Initial Zinc Strike
                                                  Price and the denominator of which will be the Initial Zinc Strike
                                                  Price, times (ii) the Zinc Basket Weighting. The Zinc Performance
                                                  Value is described by the following formula, and will be determined on the final Determination Date:

                                                        (Final Average Zinc Price - Initial Zinc Strike Price)
                                                        ------------------------------------------------------   x   .1412
                                                                      Initial Zinc Strike Price

Initial Zinc Strike Price.....................              , the official closing cash bid price per metric ton of
                                                  Special High-Grade Zinc on the Relevant Exchange, stated in U.S.
                                                  dollars, as displayed on Reuters Page MTLE under the heading "LME
                                                  Daily Official Prices" on the day we price the Notes for initial sale to the public.

Final Average Zinc Price......................    The arithmetic average of the official cash bid prices per metric ton of Special High-Grade Zinc on the Relevant Exchange, stated in U.S.
                                                  dollars, as displayed on Reuters Page MTLE under the heading "LME
                                                  Daily Official Prices" on each of the six Determination Dates, as calculated by the Calculation Agent on the final Determination Date.

Determination Dates...........................    August 15, 2008, September 15, 2008, October 15, 2008, November 15,
                                                  2008, December 15, 2008 and January 15, 2009, in each such case and with respect to each Basket Commodity separately, subject to adjustment for non-Trading Days or a Market Disruption Event with respect to any Basket Commodity as described in the following paragraphs.

                                                  If any of the first five Determination Dates is not a Trading Day or if a Market Disruption Event occurs on any such date with respect to a
                                                  Basket Commodity, such Determination Date with respect to that Basket
                                                  Commodity will be the immediately succeeding Trading Day during which no Market Disruption Event shall have occurred; provided that, with respect to any Basket Commodity, if a Market Disruption Event has
                                                  occurred on each of the three consecutive Trading Days immediately succeeding such scheduled Determination Date, the Calculation Agent will determine the applicable Basket Commodity's price for such
                                                  Determination Date on such third succeeding Trading Day in accordance with "--Fallback Reference Dealer Determination" below.

                                                  If January 15, 2009 (the final Determination Date) is not a Trading
                                                  Day or if there is a Market Disruption Event with respect to any
                                                  Basket Commodity on such day, the final Determination Date for such
                                                  Basket Commodity will be the immediately succeeding Trading Day during which no Market Disruption Event shall have occurred. A Market
                                                  Disruption Event with

                                                         PS-17

========================================================================================================================

                                                  respect to one or more of the Basket Commodities will not constitute a
                                                  Market Disruption Event for the other Basket Commodities.

Fallback Reference Dealer Determination.......    The Calculation Agent will determine the price of a Basket Commodity
                                                  (or a method for determining a price) by requesting the principal
                                                  London office of each of the four leading dealers in the relevant market, selected by the Calculation Agent, to provide a quotation for the relevant price. If at least two such quotations are provided as requested, the relevant price shall be the arithmetic mean of such quotations. If fewer than two quotations are provided as requested, the relevant price shall be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Trading Day...................................    A day, as determined by the Calculation Agent, on which the Relevant
                                                  Exchange(s) is open for trading during its regular trading session, notwithstanding any such Relevant Exchange closing prior to its scheduled closing time for the applicable Basket Commodities.

Book Entry Note or Certificated Note..........    Book Entry. The Notes will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC.
                                                  DTC's nominee will be the only registered holder of the Notes. Your beneficial interest in the Notes will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Notes, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The Depositary" in the accompanying prospectus supplement and "Form of Securities--Global
                                                  Securities--Registered Global Securities" in the accompanying prospectus.

Senior Note or Subordinated Note..............    Senior

Trustee.......................................    JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)

Agent.........................................    Morgan Stanley & Co. Incorporated and its successors ("MS & Co.")

Reuters Page..................................    The display page so designated on the Reuters Monitor Money Rates
                                                  Service ("Reuters") or any other display page that may replace that display page on Reuters and any successor service thereto.

Market Disruption Event.......................    Market Disruption Event means, with respect to any Basket Commodity, any of a Price Source Disruption, Trading Suspension, Disappearance of
                                                  Commodity Reference Price and Tax Disruption.

                                                         PS-18

========================================================================================================================

Price Source Disruption.......................    Price Source Disruption means either (i) the failure of Reuters to announce or publish the relevant price specified in this pricing supplement for the relevant Basket Commodity or (ii) the temporary or permanent discontinuance or unavailability of the Reuters Page.

Trading Suspension............................    Trading Suspension means the material suspension of trading in a
                                                  Basket Commodity or futures contracts related to such Basket Commodity on the Relevant Exchange for such Basket Commodity.

Disappearance of Commodity
  Reference Price.............................    Disappearance of Commodity Reference Price means either (i) the failure of trading to commence, or the permanent discontinuance of trading, in a Basket Commodity or futures contracts related to such
                                                  Basket Commodity on the Relevant Exchange for such Basket Commodity or
                                                  (ii) the disappearance of, or of trading in, the relevant Basket
                                                  Commodity.

Tax Disruption................................    Tax Disruption means the imposition of, change in or removal of an excise, severance, sales, use, value-added, transfer, stamp, documentary, recording or similar tax on, or measured by reference to, a Basket Commodity (other than a tax on, or measured by reference to overall gross or net income) by any government or taxation authority after the date of this pricing supplement, if the direct effect of such imposition, change or removal is to raise or lower the price on any day that would otherwise be a Determination Date from what it would have been without that imposition, change or removal.

Relevant Exchange.............................    Relevant Exchange means:

                                                     (i) for Aluminum, Copper and Zinc, the London Metal Exchange
                                                     ("LME"); and

                                                     (ii) for IPE Brent Blend Crude Oil, the International Petroleum
                                                     Exchange ("IPE"),

                                                  or, if such Relevant Exchange is no longer the principal exchange or trading market for such Basket Commodity, such other exchange or principal trading market for such Basket Commodity which serves as the source of prices for such Basket Commodity and any principal exchanges where options or futures contracts on such commodities are traded.

Alternate Exchange Calculation
  in Case of an Event of Default .............    In case an event of default with respect to the Notes shall have occurred and be continuing, the amount declared due and payable for each Note upon any acceleration of the Notes (the "Acceleration
                                                  Amount") will equal $1,000 principal amount per Note plus the
                                                  Supplemental Redemption Amount, if any, determined as though the price of any Basket Commodity on any Determination Date scheduled to occur on or after the date of such acceleration were the price on the date of acceleration.

                                                  If the maturity of the Notes is accelerated because of an event of default as described above, we shall, or shall cause the Calculation
                                                  Agent to, provide written notice to the Trustee at its

                                                         PS-19

========================================================================================================================

                                                  New York office, on which notice the Trustee may conclusively rely, and to DTC of the Acceleration Amount and the aggregate cash amount due with respect to the Notes as promptly as possible and in no event later than two Business Days after the date of acceleration.

Calculation Agent.............................    MS & Co.

                                                  All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the
                                                  Trustee and us.

                                                  All calculations with respect to the price for each Basket Commodity on each Determination Date, the Basket Performance Factor and the
                                                  Supplemental Redemption Amount, if any, will be made by the
                                                  Calculation Agent and will be rounded to the nearest one
                                                  hundred-thousandth, with five one-millionths rounded upward (e.g.,
                                                  .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per Note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Notes will be rounded to the nearest cent, with one-half cent rounded upward.

                                                  Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the Notes, including with respect to certain determinations and judgments that the Calculation Agent must make in determining any price for a Basket Commodity, the Basket
                                                  Performance Factor, the Supplemental Redemption Amount or whether a
                                                  Market Disruption Event has occurred. See "--Market Disruption Event"
                                                  above and "--Fallback Determination; Alteration of Method of
                                                  Calculation" below. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Historical Information........................    The following tables set forth the published high, low and end of quarter closing prices for each of the Basket Commodities for each calendar quarter from January 1, 2001 to January 9, 2006. The graphs following each Basket Commodity's price table set forth the historical price performance of each respective Basket Commodity for the period
                                                  January 1, 2001 to January 9, 2006. The closing prices for Aluminum,
                                                  Copper, IPE Brent Blend Crude Oil and Zinc on January 9, 2006 were
                                                  $2,320.00, 4,689.00, $62.01 and $1,980.00, respectively. We obtained the information in the tables and graphs from Bloomberg Financial
                                                  Markets, without independent verification. The historical prices and historical price performance of the Basket Commodities should not be taken as an indication of future performance. We cannot give you any assurance that the Basket Performance Factor will be greater than zero or that you will receive any Supplemental Redemption Amount.

                                                         PS-20

========================================================================================================================

                                                                   High-Grade Primary Aluminum
                                                       Historical High, Low and Period End Closing Prices
                                                             January 1, 2001 through January 9, 2006

                                                          Aluminum           High        Low    Period End
                                                 ---------------------- ------------ --------- ------------
                                                 2001
                                                 First Quarter.........    1,737.00   1,469.00   1,469.00
                                                 Second Quarter........    1,593.00   1,437.00   1,437.00
                                                 Third Quarter.........    1,452.50   1,319.50   1,319.50
                                                 Fourth Quarter........    1,430.00   1,243.00   1,335.00
                                                 2002
                                                 First Quarter.........    1,438.00   1,313.00   1,386.00
                                                 Second Quarter........    1,398.00   1,318.00   1,364.50
                                                 Third Quarter.........    1,370.00   1,279.00   1,280.50
                                                 Fourth Quarter........    1,399.00   1,275.50   1,344.50
                                                 2003
                                                 First Quarter.........    1,459.00   1,339.00   1,350.00
                                                 Second Quarter........    1,440.50   1,314.50   1,389.00
                                                 Third Quarter.........    1,505.00   1,378.00   1,407.50
                                                 Fourth Quarter........    1,592.50   1,415.00   1,592.50
                                                 2004
                                                 First Quarter.........    1,754.00   1,578.50   1,688.50
                                                 Second Quarter........    1,826.00   1,575.00   1,698.50
                                                 Third Quarter.........    1,823.00   1,647.00   1,823.00
                                                 Fourth Quarter........    1,964.00   1,748.00   1,964.00
                                                 2005
                                                 First Quarter.........    2,031.50   1,809.00   1,973.00
                                                 Second Quarter........    1,991.00   1,694.00   1,716.00
                                                 Third Quarter.........    1,909.00   1,675.00   1,857.00
                                                 Fourth Quarter........    2,289.00   1,831.00   2,285.00
                                                 2006
                                                 First Quarter
                                                  (through January 9,
                                                  2006)................    2,320.00   2,267.00   2,320.00

                                                         PS-21

========================================================================================================================

                                                                         Copper-Grade A
                                                       Historical High, Low and Period End Closing Prices
                                                            January 1, 2001 through January 9, 2006

                                                           Copper           High       Low     Period End
                                                 ----------------------- --------- ---------- ------------
                                                 2001
                                                 First Quarter.........   1,837.00   1,664.50   1,666.00
                                                 Second Quarter........   1,730.00   1,550.50   1,550.50
                                                 Third Quarter.........   1,573.00   1,403.00   1,424.00
                                                 Fourth Quarter .......   1,540.50   1,319.00   1,462.00
                                                 2002
                                                 First Quarter.........   1,650.50   1,421.00   1,623.00
                                                 Second Quarter........   1,689.50   1,551.00   1,654.00
                                                 Third Quarter.........   1,667.50   1,434.50   1,434.50
                                                 Fourth Quarter........   1,649.50   1,429.00   1,536.00
                                                 2003
                                                 First Quarter.........   1,728.00   1,544.50   1,587.50
                                                 Second Quarter........   1,711.50   1,564.00   1,644.00
                                                 Third Quarter.........   1,824.50   1,638.00   1,794.00
                                                 Fourth Quarter........   2,321.00   1,790.50   2,321.00
                                                 2004
                                                 First Quarter.........   3,105.50   2,337.00   3,067.50
                                                 Second Quarter........   3,170.00   2,554.00   2,664.50
                                                 Third Quarter.........   3,140.00   2,700.00   3,140.00
                                                 Fourth Quarter........   3,287.00   2,835.00   3,279.50
                                                 2005
                                                 First Quarter.........   3,424.50   3,072.00   3,408.00
                                                 Second Quarter........   3,670.00   3,113.00   3,597.00
                                                 Third Quarter.........   3,978.00   3,444.00   3,949.00
                                                 Fourth Quarter........   4,650.00   3,905.00   4,584.50
                                                 2006
                                                 First Quarter
                                                   (through January 9,
                                                   2006)...............   4,692.00   4,537.00   4,689.00

                                                          PS-22

========================================================================================================================

                                                                   IPE Brent Blend Crude Oil
                                                       Historical High, Low and Period End Closing Prices
                                                            January 1, 2001 through January 9, 2006

                                                 IPE Brent Blend Crude Oil    High       Low    Period End
                                                 ------------------------- ---------- -------- ------------
                                                 2001
                                                 First Quarter..........      29.91     23.93     24.74
                                                 Second Quarter.........      29.68     24.11     26.08
                                                 Third Quarter..........      29.43     22.02     23.26
                                                 Fourth Quarter ........      22.89     17.68     20.30
                                                 2002
                                                 First Quarter..........      25.92     18.41     25.92
                                                 Second Quarter.........      27.66     23.30     25.58
                                                 Third Quarter..........      29.13     24.89     28.75
                                                 Fourth Quarter.........      30.16     22.70     28.66
                                                 2003
                                                 First Quarter..........      34.10     24.81     27.18
                                                 Second Quarter.........      28.39     23.26     28.33
                                                 Third Quarter..........      30.25     25.32     27.61
                                                 Fourth Quarter.........      31.11     27.10     29.74
                                                 2004
                                                 First Quarter..........      33.80     28.83     31.51
                                                 Second Quarter.........      39.08     30.21     34.50
                                                 Third Quarter..........      46.45     35.92     46.38
                                                 Fourth Quarter.........      51.56     37.38     40.37
                                                 2005
                                                 First Quarter..........      55.65     40.51     52.09
                                                 Second Quarter.........      59.30     47.88     55.58
                                                 Third Quarter..........      67.72     55.72     63.48
                                                 Fourth Quarter.........      62.80     54.05     58.98
                                                 2006
                                                 First Quarter
                                                  (through January 9,
                                                  2006).................      62.72     58.98     62.01

                                                          PS-23

========================================================================================================================

                                                                    Special High-Grade Zinc
                                                       Historical High, Low and Period End Closing Prices
                                                            January 1, 2001 through January 9, 2006

                                                            Zinc             High        Low    Period End
                                                 ------------------------ ---------  ---------  ------------
                                                 2001
                                                 First Quarter..........   1,053.00     977.00     977.00
                                                 Second Quarter.........     988.50     870.00     870.00
                                                 Third Quarter..........     869.00     767.50     782.00
                                                 Fourth Quarter ........     810.50     732.50     767.50
                                                 2002
                                                 First Quarter..........     842.50     759.00     825.50
                                                 Second Quarter.........     829.00     745.50     796.50
                                                 Third Quarter..........     829.00     725.50     735.50
                                                 Fourth Quarter.........     823.50     737.50     749.50
                                                 2003
                                                 First Quarter..........     810.50     755.00     763.00
                                                 Second Quarter.........     809.00     741.00     783.50
                                                 Third Quarter..........     863.00     781.00     825.00
                                                 Fourth Quarter.........   1,008.00     834.00   1,008.00
                                                 2004
                                                 First Quarter..........   1,155.50   1,002.00   1,086.50
                                                 Second Quarter.........   1,125.00     967.00     967.00
                                                 Third Quarter..........   1,079.00     943.00   1,079.00
                                                 Fourth Quarter.........   1,270.00   1,004.50   1,270.00
                                                 2005
                                                 First Quarter..........   1,430.00   1,197.50   1,349.00
                                                 Second Quarter.........   1,365.50   1,216.00   1,223.00
                                                 Third Quarter..........   1,439.00   1,165.00   1,411.00
                                                 Fourth Quarter.........   1,915.00   1,405.00   1,915.00
                                                 2006
                                                  First Quarter
                                                   (through January 9,
                                                   2006)................   1,980.00   1,915.00   1,980.00

                                                         PS-24

========================================================================================================================

Historical Graph..............................    The following graph sets forth the historical performance of the
                                                  Basket Performance Factor (assuming that each of the Basket
                                                  Commodities is weighted as described in "--Basket" above at January 9,
                                                  2006). The graph covers the period from January 1, 2001 through
                                                  January 9, 2006. The graph does not take into account the
                                                  Participation Rate on the Notes, nor does it attempt to show your expected return on an investment in the Notes. The historical performance of the Basket Performance Factor and the Basket
                                                  Commodities should not be taken as an indication of their future performance.

Use of Proceeds and Hedging...................    The net proceeds we receive from the sale of the Notes will be used for general corporate purposes and, in part, in connection with hedging our obligations under the Notes through one or more of our subsidiaries. The original issue price of the Notes includes the
                                                  Agent's Commissions (as shown on the cover page of this pricing supplement) paid with respect to the Notes and the cost of hedging our obligations under the Notes. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of
                                                  Proceeds" in the accompanying prospectus.

                                                  On or prior to the day we price the Notes for initial sale to the public, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the Notes by taking positions in the Basket Commodities, in futures or options contracts on the
                                                  Basket Commodities listed on major securities markets, or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could

                                                         PS-25

========================================================================================================================

                                                  potentially increase the value of the Basket Commodities, and, therefore, the value at which the Basket Commodities must close on the
                                                  Determination Dates before you would receive at maturity a payment that exceeds the principal amount of the Notes. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the Notes, including on Determination Dates, by purchasing and selling the Basket Commodities or futures or options contracts on the Basket Commodities listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the Determination
                                                  Dates. We cannot give any assurance that our hedging activities will not affect the value of the Basket Commodities and, therefore, adversely affect the value of the Basket Commodities on the
                                                  Determination Dates or the payment that you will receive at maturity.

Supplemental Information Concerning
  Plan of Distribution........................    Under the terms and subject to the conditions contained in the U.S.
                                                  distribution agreement referred to in the prospectus supplement under
                                                  "Plan of Distribution," the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of Notes set forth on the cover of this pricing supplement. The Agent proposes initially to offer the Notes directly to the public at the public offering price set forth on the cover page of this pricing supplement. The Agent may allow a concession not in
                                                  excess of    % per Note to other dealers, which may include Morgan
                                                  Stanley & Co. International Limited and Bank Morgan Stanley AG. After
                                                  the initial offering, the Agent may vary the offering price and other selling terms from time to time.

                                                  We expect to deliver the Notes  against  payment  therefor  in New York,
                                                  New York on           ,   2006,  which  is  the           scheduled
                                                  Business Day following the date of this pricing supplement and of the pricing of the Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three
                                                  Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes more than three Business Days prior to the Original Issue Date will be required, by virtue of the fact that the Notes initially will settle in
                                                  Business Days (T+   ), to specify alternative settlement arrangements
                                                  to prevent a failed settlement.

                                                  In order to facilitate the offering of the Notes, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the Agent may sell more Notes than it is obligated to purchase in connection with the offering, creating a naked short position in the Notes for its own account. The Agent must close out any naked short position by purchasing the Notes in the open market. A naked short position is more likely to be created if the
                                                  Agent is concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, Notes in the open market to stabilize the price of the Notes. Any of these activities may raise or maintain the market price

                                                         PS-26

========================================================================================================================

                                                  of the Notes above independent market levels or prevent or retard a decline in the market price of the Notes. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of Notes. See "--Use of
                                                  Proceeds and Hedging" above.

                                                  General

                                                  No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United
                                                  States, where action for that purpose is required. No offers, sales or deliveries of the Notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the Notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                                                  The Agent has represented and agreed, and each dealer through which we may offer the Notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each
                                                  non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Notes or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Notes. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                                                  Brazil

                                                  The Notes may not be offered or sold to the public in Brazil.
                                                  Accordingly, the offering of the Notes has not been submitted to the
                                                  Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in
                                                  Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

                                                  Chile

                                                  The Notes have not been registered with the Superintendencia de
                                                  Valores y Seguros in Chile and may not be offered or sold publicly in
                                                  Chile. No offer, sales or deliveries of the Notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                                                         PS-27

========================================================================================================================

                                                  Hong Kong

                                                  The Notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The
                                                  Agent has not issued and will not issue any advertisement, invitation or document relating to the Notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are intended to be disposed of only to persons outside
                                                  Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any
                                                  rules made thereunder.

                                                  Mexico

                                                  The Notes have not been registered with the National Registry of
                                                  Securities maintained by the Mexican National Banking and Securities
                                                  Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                                                  Singapore

                                                  This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary
                                                  Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the Notes to the public in Singapore.

ERISA Matters for Pension Plans
  and Insurance Companies.....................    Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974,
                                                  as amended ("ERISA"), (a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Notes.
                                                  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                                  In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and Morgan Stanley DW Inc. (formerly Dean Witter
                                                  Reynolds Inc.) ("MSDWI"), may each be considered a "party in interest"
                                                  within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as

                                                         PS-28

========================================================================================================================

                                                  amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans").
                                                  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Notes are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the Notes are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or
                                                  Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                                  The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE
                                                  95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                                  Because we may be considered a party in interest with respect to many
                                                  Plans, the Notes may not be purchased, held or disposed of by any
                                                  Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity")
                                                  or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or
                                                  84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Notes that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or
                                                  Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code
                                                  (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                                                  Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested.
                                                  Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available.
                                                  Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Notes on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

                                                         PS-29

========================================================================================================================

                                                  Purchasers of the Notes have exclusive responsibility for ensuring that their purchase, holding and disposition of the Notes do not violate the prohibited transaction rules of ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

United States Federal Income Taxation.........    The following summary is based on the opinion of Davis Polk &
                                                  Wardwell, our special tax counsel, and is a general discussion of the principal U.S. federal income tax consequences to initial investors in the Notes that (i) purchase the Notes at their issue price and (ii)
                                                  will hold the Notes as capital assets within the meaning of Section
                                                  1221 of the Code. Unless otherwise specifically indicated, this summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor's individual circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as:

                                                  o   certain financial institutions;

                                                  o   tax-exempt organizations;

                                                  o   regulated investment companies;

                                                  o   real estate investment trusts;

                                                  o   dealers and certain traders in securities or foreign currencies;

                                                  o   investors holding a Note as part of a hedging transaction, straddle, conversion or other integrated transaction;

                                                  o   U.S. Holders, as defined below, whose functional currency is not the U.S. dollar;

                                                  o   partnerships;

                                                  o   nonresident alien individuals who have lost their United States citizenship or who have ceased to be taxed as United States resident aliens;

                                                  o   corporations that are treated as controlled foreign corporations or passive foreign investment companies;

                                                  o   Non-U.S. Holders, as defined below, that are owned or controlled by persons subject to U.S. federal income tax;

                                                  o   Non-U.S. Holders for whom income or gain in respect of a Note is effectively connected with a trade or business in the United
                                                      States; and

                                                  o   Non-U.S. Holders who are individuals having a "tax home" (as defined in Section 911(d)(3) of the Code) in the United States.

                                                  If you are considering purchasing the Notes, you are urged to consult your own tax advisor with regard to the application of the U.S.
                                                  federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                  U.S. Holders

                                                  This section applies to you only if you are a U.S. Holder and is only a brief summary of the U.S. federal income tax consequences of the ownership and disposition of the Notes. As used herein, the term "U.S.
                                                  Holder" means a beneficial owner of a Note that is for U.S. federal income tax purposes:

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                                                  o   a citizen or resident of the United States;

                                                  o   a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or of any political subdivision thereof; or

                                                  o   an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

                                                  The Notes will be treated as "contingent payment debt instruments" for
                                                  U.S. federal income tax purposes. U.S. Holders should refer to the discussions under "United States Federal Taxation--Notes--Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or
                                                  Indices" and "United States Federal Taxation--Backup Withholding" in
                                                  the accompanying prospectus supplement for a full description of the
                                                  U.S. federal income tax and withholding consequences of ownership and disposition of a contingent payment debt instrument.

                                                  In summary, U.S. Holders will, regardless of their method of accounting for U.S. federal income tax purposes, be required to accrue original issue discount ("OID") as interest income on the Notes on a constant yield basis in each year that they hold the Notes, despite the fact that no stated interest will actually be paid on the Notes.
                                                  As a result, U.S. Holders will be required to pay taxes annually on the amount of accrued OID, even though no cash will be paid on the
                                                  Notes from which to pay such taxes. In addition, any gain recognized by U.S. Holders on the sale or exchange, or at maturity, of the Notes will generally be treated as ordinary income.

                                                  The rate of accrual of OID on the Notes is the yield at which we would issue a fixed rate noncontingent debt instrument with terms otherwise similar to those of the Notes or the applicable federal rate, whichever is greater (our "comparable yield") and is determined at the time of the issuance of the Notes. We have determined that the
                                                  "comparable yield" is a rate of % compounded annually. Based on our determination of the comparable yield, the "projected payment schedule" for a Note (assuming an issue price of $1,000) consists of a projected amount equal to $ due at maturity.

                                                  The following table states the amount of OID that will be deemed to have accrued with respect to a Note for each calendar period (assuming a day count convention of 30 days per month and 360 days per year), based upon our determination of the comparable yield and the projected payment schedule:

                                                                                         OID        TOTAL OID DEEMED
                                                                                      DEEMED TO     TO HAVE ACCRUED
                                                                                    ACCRUE DURING    FROM ORIGINAL
                                                                                       CALENDAR     ISSUE DATE (PER
                                                                                     PERIOD (PER    NOTE) AS OF END
                                                           CALENDAR PERIOD              NOTE)      OF CALENDAR PERIOD
                                                  ------------------------------- --------------- --------------------
                                                  Original Issue Date through
                                                     December 31, 2006..........          $              $
                                                  January 1, 2007 through
                                                     December 31, 2007..........          $              $
                                                  January 1, 2008 through
                                                     December 31, 2008..........          $              $

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                                                                                         OID        TOTAL OID DEEMED
                                                                                      DEEMED TO     TO HAVE ACCRUED
                                                                                    ACCRUE DURING    FROM ORIGINAL
                                                                                       CALENDAR     ISSUE DATE (PER
                                                                                     PERIOD (PER    NOTE) AS OF END
                                                           CALENDAR PERIOD              NOTE)      OF CALENDAR PERIOD
                                                  ------------------------------- --------------- --------------------
                                                  January 1, 2009 through
                                                     January 27, 2009...........          $              $

                                                  The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders'
                                                  OID accruals and adjustments in respect of the Notes, and we make no representation regarding the actual amounts of payments that will be made on a Note.

                                                  Non-U.S. Holders

                                                  This section applies to you only if you are a Non-U.S. Holder. As used herein, the term "Non-U.S. Holder" means a beneficial owner of a Note that is for U.S. federal income tax purposes:

                                                  o   a nonresident alien individual;

                                                  o   a foreign corporation; or

                                                  o   a foreign trust or estate.

                                                  Tax Treatment upon Maturity, Sale, Exchange or Disposition of a Note.
                                                  Subject to the discussion below concerning backup withholding, payments on a Note by us or a paying agent to a Non-U.S. Holder and gain realized by a Non-U.S. Holder on the sale, exchange or other disposition of a Note will not be subject to U.S. federal income or withholding tax, provided that:

                                                  o   such Non-U.S. Holder does not own, actually or constructively, 10%
                                                      or more of the total combined voting power of all classes of stock of Morgan Stanley entitled to vote and is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and

                                                  o   the certification required by Section 871(h) or Section 881(c) of the Code has been provided with respect to the Non-U.S. Holder, as discussed below.

                                                  Certification Requirements. Sections 871(h) and 881(c) of the Code
                                                  require that, in order to obtain an exemption from withholding tax in respect of payments on the Notes that are, for U.S. federal income tax purposes, treated as interest, the beneficial owner of a Note certify on Internal Revenue Service Form W-8BEN, under penalties of perjury, that it is not a "United States person" within the meaning of Section
                                                  7701(a)(30) of the Code. If you are a prospective investor, you are urged to consult your own tax advisor regarding these certification requirements.

                                                  Estate Tax. Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual's gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a Note will be treated as U.S. situs property

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                                                  subject to U.S. federal estate tax if payments on the Note, if received by the decedent at the time of death, would have been subject to United States federal withholding tax (even if the W-8BEN certification requirement described above were satisfied).

                                                  If you are considering purchasing the Notes, you are urged to consult your own tax advisor regarding the U.S. federal estate tax consequences of investing in the Notes.

                                                  Information Reporting and Backup Withholding. Information returns may be filed with the U.S. Internal Revenue Service (the "IRS") in connection with the payments on the Notes at maturity as well as in connection with the proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to U.S. backup withholding on such payments or proceeds, unless the Non-U.S. Holder complies with certification requirements to establish that it is not a
                                                  United States person, as described above. Compliance with the certification requirements of Sections 871(h) and 881(c) of the Code, described above, will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

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